Exhibit 31.4

CERTIFICATION PURSUANT TO

RULE 13a-14(a) or RULE 13d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Brian Meadows, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Jones Soda Co.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer
(Principal Financial Officer)